CUSTODIAN AGREEMENT

     THIS AGREEMENT, made as of the 31st day of August, 1989, between INVESCO Treasurer's Series Trust, an unincorporated business trust under the laws of the Commonwealth of Massachusetts (the "Trust"), and United Missouri Bank of Kansas City, n.a., a national association (hereinafter called the "Custodian"), and United Missouri Trust Company of New York, a wholly owned subsidiary of the Custodian thereby deemed to be also called the Custodian;

                              W I T N E S S E T H :

     WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), as a diversified, open-end management investment company and has one class of shares (the "Shares") which may be divided into series (the "Series"), each representing an interest in a separate portfolio of investments (the "Funds").

     WHEREAS, the Trust desires that the securities and cash pertaining to all of the Series of the Trust shall be hereafter held and administered by the Custodian pursuant to the terms of this Agreement;

     NOW THEREFORE, in consideration of the mutual agreements herein contained, the Trust and Custodian agree as follows:

Section 1. Definitions

     The word "securities" as used herein includes stocks, shares, bonds, debentures, notes, mortgages or other obligations and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets.

     The words "officer's certificate" shall mean a request or direction or certification in writing signed in the name of the Trust by the Chairman, President, a Vice President, the Secretary or the Treasurer of the Trust, or any other person(s) duly authorized to sign by the Trustees (or the Executive Committee, if so constituted) of the Trust. An officer of the Trust will certify to the Custodian the names and signatures of any person(s) authorized to sign the officer's certificates, and the names of the members of the Trustees (and any Executive Committee thereof), together with any changes which may occur from time to time (as appended to this Agreement as Exhibit A and as a part of the Resolutions of the Trustees of the Trust).

Section 2. Delivery of Assets

     All of the Trust's securities and moneys will be delivered to the Custodian. The Trust will deliver or cause to be delivered to the Custodian on the effective date of this Agreement, or as soon thereafter as practicable, and from time to time thereafter, certain portfolio securities and moneys then owned by it or from time to time coming into its possession during the time this Agreement shall continue in effect. The Custodian shall have no responsibility or liability whatsoever for or on account of securities or moneys not so delivered. All securities so delivered to the Custodian (other than bearer securities) shall be registered in the name of the Trustees of the Trust for the benefit of the appropriate Series of the Trust, or of the nominee of the Custodian referred to in Section 7, or shall be properly endorsed and in form for transfer satisfactory to the Custodian.

Section 3. Receipt and Disbursement of Money

     A. The Custodian shall open and maintain a separate account or accounts in the name of each Series of the Trust, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement. The custodian shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of each applicable Series of the Trust. The Custodian shall make payments of cash to, or for the account of, each applicable Series of the Trust from such cash only (a) for the purchase of securities for the portfolio of each Series of the Trust upon the delivery of such securities to the Custodian, registered in the name of the Trustees for the benefit of the appropriate Series of the Trust or of the nominee of the Custodian referred to in Section 7 or proper form for transfer (b) for the redemption of shares of the capital stock of any applicable Series of the Trust,
(c) for the payment of interest, dividends, taxes, management or supervisory fees or operating expenses (including, without limitation thereto, fees for legal, accounting and auditing services), (d) for payments in connection with the conversion, exchange or surrender of securities owned or subscribed to by any applicable Series of the Trust held by or to be delivered to the Custodian, or (e) for other proper purposes. Before making any such payment the Custodian shall receive (and may rely upon) an officer's certificate requesting such payment and stating that it is for a purpose permitted under the terms of items
(b), (c), or (d) or this subsection A, and also, in respect of item (e), upon receipt of an officer's certificate and certified copy of a resolution of the Trustees or of the appropriate Committee of the Trustees signed by an officer of the Trust and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose of the Trust, and naming the person or persons to whom such payment is to be made.

      B. The Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by the Custodian for the account of the Trust or any applicable Series of the Trust.

Section 4. Receipt of Securities

     Except as otherwise provided in this Section 4, the Custodian shall hold in a separate account, and physically segregated at all times from those of any other persons, firms or corporations, pursuant to the provisions hereof, all securities received by it from or for the account of the Trust or any Series of the Trust. Securities so held by the Custodian may be registered in the name of the Custodian's nominee as provided in Section 7. The Custodian may deposit all or any part of such securities in a system for the central handling of securities established by a national securities exchange, by a national securities association or by such other person as may be permitted by the Securities and Exchange Commission, all the foregoing as permitted under Section 17(f) of the Investment Company act of 1940, as amended (the "1940 Act"), and the rules and regulations promulgated thereunder. Without limiting the foregoing, the Custodian may participate directly or indirectly through a sub-custodian in the Depository Trust Company or Treasury/Federal Reserve book entry system (as such entity is defined at 17 C.F.R. paragraph 270.17f-4(b). All such securities are to be held or disposed of by the Custodian for, and subject at all times to the instructions of, the Trust pursuant to the terms of this Agreement. The Custodian shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any such securities and investments, except pursuant to the directive of the Trust and only for the account of the Trust as set forth in Section 5 of this Agreement.

Section 5. Transfer, Exchange, Redelivery, etc. of Securities

     The Custodian shall have the sole power to release or deliver any securities of the Trust or any applicable Series of the Trust held by it pursuant to this Agreement. The Custodian agrees to transfer, exchange or deliver securities held by it hereunder only (a) for sales of such securities for the account of the Trust or any applicable Series of the Trust upon receipt by the Custodian of payment therefore, (b) when such securities are called, redeemed or retired or otherwise become payable, (c) for examination by any broker selling any such securities in accordance with "street delivery" custom,
(d) in exchange for or upon conversion into other securities alone or other securities and cash whether pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment, or otherwise, (e) upon conversion of such securities pursuant to their terms into other securities, (f) upon exercise of subscription, purchase or other similar rights represented by such securities, (g) for the purpose of exchanging interim receipts or temporary securities for definitive securities, (h) for the purpose of redeeming in kind shares of the Trust or any applicable Series of the Trust upon delivery thereof to the Custodian, or (i) for other proper purposes. As to any deliveries made by the Custodian pursuant to items (a), (b), (d), (e), (f) and (g), securities or cash receivable in exchange therefore shall be deliverable to the Custodian. Before making any such transfer exchange or delivery, pursuant to items (d),
(e), (f), or (h) of this Section 5, the Custodian shall receive an officer's certificate authorizing such transfer, exchange or delivery and stating that it is for a purpose permitted under the terms of items (d), (e), (f), or (h) of this Section 5; and before making any such transfer, exchange or delivery pursuant to item (i) of this Section 5, the Custodian shall receive an officer's certificate and a certified copy of a resolution of the Trustees or the appropriate Committee of the Trustees signed by an officer of the Trust and certified by its Secretary or Assistant Secretary, if any, specifying the securities to be delivered, setting forth the purposes for which such delivery is to be made, declaring such purposes to be proper corporate purposes, and naming the person or persons to whom delivery of such securities shall be made in respect of item (i).

Section 6. Custodian's Acts Without Instructions

     Unless and until the Custodian receives an officer's certificate to the contrary, the Custodian shall: (a) present for payment all coupons and other income items held by it for the account of the Trust which call for payment upon presentation and hold the cash received by it upon such payment for the account of the Trust; (b) collect interest and cash dividends received, with notice to the Trust, to the account of the appropriate Series of the Trust; (c) hold for the account of the appropriate Series of the Trust all stock dividends, rights and similar securities issued with respect to any securities held by it hereunder; (d) execute as agent on behalf of the Trust or any applicable Series of the Trust all necessary ownership certificates required by the Internal
Revenue  Code or the  Income  Tax  Regulations  of the  United  States  Treasury
Department or under the laws of any State now or hereinafter in effect, inserting the Trustee's name for the benefit of the appropriate Series on such certificate as the owner of the securities covered thereby, to the extent it may lawfully do so.

Section 7. Registration or Deposit of Securities

      Except as otherwise directed by an officer's certificate or as otherwise provided in Section 4, the Custodian shall register all securities, except such as are in bearer form, in the name of a registered "nominee" of the Custodian as defined in the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder or in any provision of any subsequent Federal tax law exempting such transaction from liability for stock transfer taxes, and shall execute and deliver all such certificates in connection therewith as may be required by such laws or Regulations or under the laws of any State. The Custodian shall use its best efforts to the end that the specific securities held by it hereunder shall be at all times identifiable in its records.

     The Trust shall from time to time furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, to registered in the name of its registered nominee, or to deposit in a central depository, any securities which it may hold for the account of the appropriate Series of the Trust and which may from time to time be registered in the name of the Trust.

Section 8. Voting and Other Action

     Neither the Custodian nor any nominee of the Custodian shall vote any of the securities held hereunder by or for the account of the appropriate Series of the Trust, except in accordance with the instructions contained in an officer's certificate. The Custodian shall deliver, or cause to be executed and delivered to the Trust all notices, proxies and proxy soliciting materials with relation to such securities, such proxies to be executed by the registered holder of such securities (if registered otherwise than in the name of the Trustees, for the benefit of the appropriate Series), but without indicating the manner in which such proxies are to be voted.

Section 9. Transfer Tax and Other Disbursements

     The Trust shall pay or reimburse the Custodian from time to time for any transfer taxes payable upon transfers of securities made hereunder, and for all other necessary and proper disbursements and expenses made or incurred by the Custodian in the performance of this Agreement.

     The Custodian shall execute and deliver such certificates in connection with securities delivered to it or by it under this Agreement as may be required under the provision of the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, or under the laws of any State, to exempt from taxation any exemptible transfer and/or deliveries of any such securities.

Section 10. Concerning The Custodian

     The Custodian shall be paid as compensation for its services pursuant to this Agreement such compensation as may from time to time be agreed upon in writing between the two parties.

     The Custodian shall not be liable for any action taken in good faith upon any certificate herein described or a certified copy of any resolution of the Trustees of the Trust, and may rely on the genuineness of any such document which it may in good faith believe to have been validly executed.

     The Trust agrees to indemnify and hold harmless the Custodian and its nominee from all taxes, charges, expenses, assessments, claims and liabilities (including counsel fees) incurred or assessed against it or its nominee in connection with the performance of this Agreement, except such as may arise from the Custodian's or its nominee's own negligent action, negligent failure to act or willful misconduct. The Custodian is authorized to charge any account of the Trust for such items. The Custodian, however, expressly agrees that, notwithstanding anything to the contrary herein, or in law, that it will look solely to the assets of the Trust for any obligations of the Trust hereunder and nothing herein shall be construed to create any personal liability of any Trustee or any shareholder of the Trust. The Custodian expressly acknowledges that the Declaration of Trust establishing the INVESCO Treasurer's Series Trust, dated January 27, 1988, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name INVESCO Treasurer's Series Trust refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of the INVESCO Treasurer's Series Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise, in connection with the affairs of said INVESCO Treasurer's Series Trust, but the "Trust Property" only shall be liable.

Section 11. Reports by the Custodian

     The Custodian shall furnish the Trust daily with a statement summarizing all transactions and entries for the account of each applicable Series of the Trust. The Custodian shall furnish the Trust, at the close of each quarter of the Trust's fiscal year, with a list showing cost and market value of the securities held by it for the Trust hereunder, adjusted for all commitments confirmed by the Trust as of such close, certified by a duly authorized officer of the Custodian. The books and records of the Custodian pertaining to its actions under this Agreement shall be open to inspection and audit at reasonable times by officers of and auditors employed by the Trust.

Section 12. Sub-Custodians

     Notwithstanding any other provisions of this Agreement, all or any of the moneys or securities of the Trust may be held in the Custodian's own custody or in the custody of one or more banks or trust companies acting as sub-custodians approved by the Trust. Any such sub-custodian must have the qualifications required for custodians under the 1940 Act. The Custodian shall not be liable or responsible for the safekeeping of any moneys or securities held by any such sub-custodian for the Trust. The sub-custodian may participate directly or indirectly in the Depository Trust Company or Treasury/Federal Reserve book entry system (as such entity is defined at 18 C.F.R. paragraph 270.17f- 4(b)). The Custodian shall not be entitled to reimbursement by the Trust for any fees or expenses of any sub-custodian.

Section 13. Termination or Assignment

     This Agreement may be terminated by the Trust or the Custodian by 60 day's prior written notice to the other, sent by registered mail, provided that any termination by the Trust shall be authorized by a resolution of its Trustees, a properly certified copy of which shall accompany such notice of termination, and provided further, that such resolution shall specify the names of the persons to whom the Custodian shall deliver the securities and cash held by the Custodian for the account of the Trust. If notice of termination is given by the Custodian, the Trust shall, within 60 days following the giving of such notice, deliver to the Custodian a properly certified copy of resolution of its Trustees specifying the name of the person whom the Custodian shall deliver the securities and cash held by the Custodian for the account of the Trust. In either case, the Custodian will deliver such securities and cash to the person so specified. If within 60 days following the giving of a notice of termination by the Custodian, the Custodian does not receive from the Trust a properly certified copy of resolutions of the Trustees of the Trust specifying the names of the persons to whom the Custodian shall deliver the securities and cash held by it, the Custodian, at its election, may deliver the securities and cash to a bank, trust company or national bank doing business in any State of the United States of America, such securities and cash to be held and disposed of pursuant to the provisions of this Agreement, or may continue to hold such securities and cash until a properly certified copy of resolutions as aforesaid is delivered to the Custodian.

      Subject to the provisions of this Section, this Agreement may not be assigned by the Custodian without the prior written consent of the trust, authorized or approved by a resolution of its Trustees.

Section 14. Notice

      Any notice or other communication from the Trust to the Custodian shall be delivered to the Custodian, Attention: Securities Administration Division, at its office at 1010 Grand Avenue, Kansas City, Missouri 64106 or mailed postage prepaid to the Custodian at P.O. Box 419226, Kansas City, Missouri 64141; and any notice from the Custodian to the Trust shall be mailed postage prepaid, addressed to the attention of the Trust at P.O. Box 2040, Denver, CO 80201, or to such other address as may hereinafter in specified by the Trust.

Section 15. Liability of Shareholders and Trustees

     THE CUSTODIAN EXPRESSLY AGREES THAT, NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, OR IN LAW, THAT IT WILL LOOK SOLELY TO THE ASSETS OF THE TRUST FOR ANY OBLIGATIONS OF THE TRUST HEREUNDER AND NOTHING HEREIN SHALL BE CONSTRUED TO CREATE ANY PERSONAL LIABILITY OF ANY TRUSTEE OR ANY SHAREHOLDER OF THE TRUST. THE CUSTODIAN EXPRESSLY ACKNOWLEDGES THAT THE DECLARATION OF TRUST ESTABLISHING THE INVESCO TREASURER'S SERIES TRUST, DATED JANUARY 27, 1988, A COPY OF WHICH, TOGETHER WILL ALL AMENDMENTS THERETO (THE "DECLARATION"), IS ON FILE IN THE OFFICE OF THE SECRETARY OF THE COMMONWEALTH OF MASSACHUSETTS, PROVIDES THAT THE NAME THE INVESCO TREASURER'S SERIES TRUST REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT AS INDIVIDUALS OR PERSONALLY; AND NO TRUSTEE, SHAREHOLDER, OFFICER, EMPLOYEE OR AGENT OF THE INVESCO TREASURER'S SERIES TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, NOR SHALL RESORT BE HAD TO THEIR PRIVATE PROPERTY FOR THE SATISFACTION OF ANY OBLIGATION OR CLAIM OR OTHERWISE, IN CONNECTION WITH THE AFFAIRS OF SAID INVESCO TREASURER'S SERIES TRUST, BUT THE "TRUST PROPERTY" ONLY SHALL BE LIABLE.

Section 16. Miscellaneous

     A. This Agreement shall be governed by the internal laws of the State of Colorado.

     B. All the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successors and assigns of the parties hereto.

     C. No provisions of the Agreement may be amended or modified, in any manner except by a written agreement executed by both parties hereto, and authorized or approved by the Trustees of the Trust.

     D. The captions in this Agreement are included for convenience of reference only, and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

     E. This Agreement shall become effective on the date hereof.

     F.  This  Agreement  may  be  executed   simultaneously   in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and their respective seals to be affixed and attached by their duly authorized officers, as of the day and year first above written.

ATTEST:                                        UNITED MISSOURI BANK OF
                                               KANSAS CITY, N.A.



_____________________________            By:    /s/ David F. Larrabee
                                               ----------------------
                                               David F. Larrabee,
                                               Vice President

ATTEST:                                        UNITED MISSOURI TRUST
                                               COMPANY OF NEW YORK


_____________________________            By:    /s/ Frank Ware
                                               ----------------------
                                               Frank Ware, President

ATTEST:                                        INVESCO TREASURER'S SERIES
                                               TRUST


 /s/ Penelope P. Horwitz                 By:    /s/ G. Samuel Robinson
-----------------------------                  ----------------------
Penelope P. Horwitz,                           G. Samuel Robinson,
Secretary                                      President

                                    EXHIBIT A
                                CUSTODY AGREEMENT
                        INVESCO TREASURER'S SERIES TRUST


Trustees

      Charles W. Brady, Chairman
      Victor L. Andrews
      Edward S. Croft, Jr.
      Ernest B. Davis

Officers

      G. Samuel Robinson, President
      Penelope P. Horwitz, Treasurer & Secretary

Authorized Signatories

      The following persons in addition to the Officers so named above are hereby authorized to sign on behalf of the INVESCO Treasurer's Series Trust.

            John M. Butler               Glen A. Payne
            Ronald L. Grooms             Alan I. Watson
            Dan J. Hesser                Judy P. Wiese

      Pursuant to Section 1 of the Custody Agreement to which this Exhibit A is hereto appended, I certify that the above is true and correct.

      Dated this 31st day of August, 1989.



                                          /s/ Penelope P. Horwitz
                                         ------------------------------
                                         Penelope P. Horwitz, Secretary



ITST\EX8.WP